Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

BROADWIND ENERGY, INC.

AND

CHARLES H. BEYNON

APRIL 24, 2008

i

5.15	Attorneys’ Fees	16

5.16	Termination of Rights	17

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 24, 2008 (the “Agreement”), is entered into by and between BROADWIND ENERGY, INC., a Nevada corporation (the “Company”) and Charles H. Beynon (the “Purchaser”).

RECITALS:

A.            The Company desires to issue and sell sixty two thousand eight hundred fourteen (62,814) shares of its Common Stock to the Holders as set forth in the Securities Purchase Agreement, dated as of April 22, 2007, entered into by and between the Company and the Purchaser (the “Purchase Agreement”);

B.            It is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Company provide for the rights set forth in this Agreement; and

C.            Certain terms used in this Agreement are defined in Article 1 hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

“Affiliate” means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person.  As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of the State of Wisconsin or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

 “Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holders” means holders of the Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 2.8.

“Losses” has the meaning set forth in Section 2.8.

“Majority Holders” means those Holders holding at least a majority of the Registrable Securities.

“Person” means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.3.

“Purchase Agreement” has the meaning set forth in the preamble.

“Purchase Price” has the meaning ascribed to such term in the Purchase Agreement.

“Purchaser” has the meaning set forth in the preamble.

“Registrable Securities” means, subject to the immediately following sentences, (i) shares of Common Stock acquired by the Purchaser from the Company pursuant to the Purchase Agreement and so long as this Agreement is still in effect, any other shares of Common Stock acquired by the Purchaser on or after the Closing Date, and (ii) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  In addition, any particular shares of Common Stock constituting Registrable Securities will cease to be Registrable Securities when (x) their offer and sale have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such offer and sale, (y) they have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale by the Holder thereof under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

“Registration Statement” means a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Company is eligible to register the resale of Registrable Securities) filed by the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement, which shall permit the Purchaser to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Registrable Securities.

“register,” “registered” and “registration” each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement(s) or documents by the SEC.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 41 ” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

ARTICLE 2
REGISTRATION RIGHTS

2.1           Current Public Information.  The Company covenants that it will use its best efforts to file all reports required to be filed by it under the Exchange Act and will use its reasonable best efforts to take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC.  The Company shall, upon the request of a Holder, deliver to such Holder a written statement as to whether it has complied with such requirements during the twelve month period immediately preceding the date of such request.

2.2           Intentionally Omitted.

2.3           Piggyback Registration.

(a)   Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms, or the initial registration statement, or any subsequent registration statement, related to a rights offering by the Company) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than 30 days before the anticipated filing date) to all Holders (other than Holders all of whose Registrable Securities are then covered by an effective Registration Statement), and such notice shall describe the proposed registration and distribution and offer to all such Holders the opportunity to register the number of Registrable Securities as each such Holder may request.  The Company will include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Holders’ receipt of the Company’s notice (a “Piggyback Registration”).

(b)   The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering involving a Piggyback Registration to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(c)   Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.3 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 2.3(e) hereof), the Company shall not be required to reimburse such Holder for the fees and expenses referred to in Section 2.7 hereof incurred by such Holder prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company.  The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

(d)   If (i) a Piggyback Registration involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and Holders requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration.  In such event: (x) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, and (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other Persons); and (y) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Holders and such other Persons), and (iii) third, the securities which the Company proposes to register.

(e)   If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Holder has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration.

(f)    The right of the Holders to register Registrable Securities pursuant to this Section 2.3 is only exercisable with respect to Registrable Securities not then covered by an effective Registration Statement.

2.4           Underwriting; Holdback Agreements.

(a)   In the event that one or more Holders elect to dispose of Registrable Securities under a Registration Statement pursuant to an underwritten offering, the managing underwriter or underwriters shall be selected by the holders of a majority (by number of shares owned) of the Registrable Securities to be sold in the underwritten offering or requested to be included in such Registration Statement and shall be reasonably acceptable to the Company.  In connection with any such underwritten offering, the Company shall take all such reasonable actions as are required by the managing underwriters in order to expedite and facilitate the registration and disposition of the Registrable Securities, including the Company causing appropriate executive officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such managing underwriters with respect to such underwritten offering.

(b)   All Holders proposing to distribute their Registrable Securities through an underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwritten offering.

(c)   To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or, in the case of an underwritten public offering of the Company’s securities, the managing underwriters, each Holder who beneficially owns (as defined in Rule 13d-3 adopted by the SEC under the Exchange Act) at least 5% of the outstanding capital stock of the Company will not effect any sale or distribution (other than those included in the registration statement being filed with respect to such public offering) of, or any short sale of, or any grant of option to purchase, or any hedging or similar transaction with respect to, any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the 14 days prior to and the 90-day period beginning on the effective date of such public offering, unless the Company, or in the case of an underwritten public offering, the managing underwriters otherwise agree to a shorter period of time.  At the request of the Company or the managing underwriters, each such Holder shall execute a customary “lock-up” agreement consistent with the provisions of this Section 2.4; provided, however, that no Holder shall be required to enter into any such “lock up” agreement unless and until all of the Company’s executive officers and directors execute substantially similar “lock up” agreements and the Company uses commercially reasonable efforts to cause each holder of more than 5% of its outstanding capital stock to execute substantially similar “lock up” agreements.  Neither the Company nor the underwriter shall terminate, materially amend or waive the enforcement of any material provision under a “lock up” agreement unless each “lock up” agreement with a Holder is also amended or waived in a similar manner or terminated, as the case may be.  The Company may impose stop-transfer instructions to enforce the restrictions imposed by this Section 2.4.

2.5           Registration Procedures.  The Company will use its reasonable best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)   before filing the Registration Statement or any amendment or supplement thereto, the Company will furnish to any counsel selected by the holders of a majority of the Registrable Securities a copy of such Registration Statement, amendment or supplement and allow such counsel reasonable time to review and comment on such Registration Statement, amendment or supplement prior to the filing thereof and will provide such counsel with all written correspondence with the SEC regarding such Registration Statement, amendment or supplement;

(b)   prepare and file with the SEC the Registration Statement, and such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the periods contemplated by the Company or the Holders requesting any Registration Statement filed pursuant to Section 2.3, and in compliance with all applicable rules and regulations of the SEC and the terms of this Agreement;

(c)   furnish to each Holder selling such Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other state securities or “blue sky” laws as the selling Holders selling such Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)   notify each Holder selling such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such Holder, the Company will as soon as possible prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)    cause all such Registrable Securities to be listed or quoted on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;

(g)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)   enter into such customary agreements (including underwriting agreements containing customary representations and warranties) and take all other customary and appropriate actions as the holders of a majority of the Registrable Securities being sold or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)    notify each Holder of any stop order issued or threatened by the SEC;

(j)    otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)   in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order;

(l)    subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by each Holder selling such Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Holder or any such managing underwriter, during normal business hours of the Company at the Company’s corporate office in Manitowoc, Wisconsin and without unreasonable disruption of the Company’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonable requested by such Persons, and cause the Company’s employees to, and request its independent accountants to, supply all similar information reasonably requested by any such Person, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(m)  cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the OTC Bulletin Board or FINRA; and

(n)   take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

2.6           Conditions Precedent to Company’s Obligations Pursuant to this Agreement.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Registrable Securities of any Holder that such Holder shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution of such securities as shall reasonably be required to effect the registration of such Holder’s Registrable Securities.

2.7           Fees and Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company’s employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities association or other quotation system on which similar securities of the Company are quoted.  In connection with any Registration Statement filed hereunder, the Company will pay the reasonable fees and expenses of a single counsel retained by the Holders of a majority (by number of shares) of the Registrable Securities requested to be included in such Registration Statement.  The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by any Holder which are not payable by the Company, such costs to be borne by such Holder or Holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Holder’s Registrable Securities; fees and disbursements of counsel or other professionals that any Holder may choose to retain in connection with a Registration Statement filed pursuant to this Agreement (except as otherwise provided herein); selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Holder; any other expenses incurred by or on behalf of such Holder in connection with the offer and sale of such Holder’s Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement.

2.8           Indemnification.

(a)   The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, Holders and each underwriter, if any, and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act), from and against any loss, claim, damage, liability, reasonable attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Losses”), joint or several, and any action in respect thereof to which the Holders may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement, (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse the Holders for any reasonable legal or any other expenses actually incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to the Holders or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any Holder expressly for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent that a prospectus relating to the Registrable Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase, there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission if the Company had previously furnished copies thereof to such Holder or (y) use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Sections 2.5(e) or (i); provided that in each case, that such Holder received prior written notice of such stop order, initiation of proceedings or suspension from the Company.   In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages of any kind.

(b)   In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, the Holders will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, the Holders will indemnify and hold harmless the Company and its officers, directors, employees and agents, and each underwriter, if any, and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act), from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company or its officers, directors, employees and agents, may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Section 2.5(e) or Section 2.5(i) in each case after receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein or by failure of such Holder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Holder will reimburse the Company for any reasonable legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company.  The obligation of each Holder to indemnify the Company and its officers, directors, employees and agents,  shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities under such Registration Statement.  In no event, however, shall any Holder be liable for indirect, incidental or consequential or special damages of any kind.

(c)   Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.8(a) or 2.8(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party under Section 2.8(a) or 2.8(b) except to the extent of any actual prejudice resulting therefrom.  If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party.  Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent, which consent will not be unreasonably withheld.

(d)   If the indemnification provided for in this Section 2.8 is unavailable to the Indemnified Parties in respect of any Losses referred to herein notwithstanding that this Section 2.8 by its terms provides for indemnification in such case, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.8, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any Losses which such Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission.   No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Holder’s obligations to contribute pursuant to this Section 2.8 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the

Holders.  The indemnification provided by this Section 2.8 shall be a continuing right to indemnification with respect to sales of Registrable Securities and shall survive the registration and sale of any Registrable Securities by any Holder and the expiration or termination of this Agreement.  The indemnity and contribution agreements contained herein are in addition to any liability that any Indemnifying Party might have to any Indemnified Party.

2.9           Participation in Registrations.

(a)   No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

(b)   Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(e) or Section 2.5(i) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.5(e) or Section 2.5(i) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of such documents at the time of receipt of such notice.  Furthermore, each Holder agrees that if such Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Holder will use only the latest version of such prospectus provided by Company.

(c)   None of the Holders shall have the right to participate as a purchaser or otherwise acquire any beneficial ownership of the Company’s securities in any offering of the Company’s securities, including any shareholder rights offering (i) occurring within twelve (12) months from the date of this Agreement and (ii) in which any proceeds from such offering are used to directly or indirectly reduce the Company’s indebtedness incurred to finance the transactions contemplated by the Purchase Agreement.

2.10         Compliance.  With respect to any registration under this Agreement, each Holder shall comply in all material respects with all applicable securities and other laws, rules and regulations, including but not limited to all rules and regulations of the SEC, the National Association of Securities Dealers and any securities exchange or quotation service on which the Company’s securities are listed or quoted.

ARTICLE 3
TRANSFERS OF CERTAIN RIGHTS

3.1           Transfer.  The rights granted to the Purchaser under this Agreement may be transferred, subject to the provisions of Sections 3.2 and 3.3; provided that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Purchase Agreement or applicable law.

3.2           Transferees.  Any transferee to whom rights under this Agreement are transferred shall, before and as a condition to such transfer, deliver to the Company a written instrument (i) stating the name and address of the transferor and the transferee and the number of Registrable Securities with respect to which the rights are intended to be transferred, and (ii) by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder.

3.3           Subsequent Transferees.  A transferee to whom rights are transferred pursuant to this Section 3 may not again transfer such rights to any other Person, other than as provided in Sections 3.1 or 3.2 above.

ARTICLE 4
REPRESENTATIONS OF PURCHASER

4.1           Certain Representations of the Purchaser.  In connection with, and in consideration of, the acquisition of the Common Stock by the Purchaser, the Purchaser hereby represents and warrants to the Company as follows:

(a)           The Purchaser acknowledges that it (i) is acquiring the Common Stock for its own account without a view to distribution within the meaning of the Securities Act; (ii) has had an opportunity to review the Company’s filings with the SEC and all other information that it has deemed necessary to make an informed investment decision with respect to an investment in the Company in general and the Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in the Company; and (iv) has such knowledge and experience in financial and business matters so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Common Stock.

(b)           The Purchaser realizes that there are significant restrictions on the transferability of the Common Stock, that the Common Stock have not been registered for sale under the Securities Act or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Securities Act and State Laws, or an exemption therefrom.

(c)           The Purchaser is an “accredited investor” within the meaning of Rule 501 (a) of Regulation D, promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Common Stock, and, in the case of an individual, is a resident of the state referenced in the preamble of this Agreement or, with respect to an entity, has its principal executive office located in its state of incorporation, as referenced in the preamble to this Agreement.

(d)           The Purchaser acknowledges that this transaction has not been reviewed or approved by the United States Securities and Exchange Commission (the “Commission”) or by any state securities or other authority.

(e)           The acquisition of the Common Stock by the Purchaser is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f)            The Purchaser certifies, under penalty of perjury, that it is not subject to the backup withholding provisions of the Internal Revenue Code of 1986, as amended.  (Note:  A Purchaser is subject to backup withholding if:  (i) the Purchaser fails to furnish the undersigned’s Social Security Number or Taxpayer Identification Number herein; (ii) the Internal Revenue Service notifies the Company that the Purchaser furnished an incorrect Social Security Number or Taxpayer Identification Number; (iii) the Purchaser is notified that the undersigned is subject to backup withholding; or (iv) the Purchaser fails to certify that the Purchaser is not subject to backup withholding or the Purchaser fails to certify the Purchaser’s Social Security Number or Taxpayer Identification Number).

4.2           Effect of Representations.  The parties hereto acknowledge and agree that (i) the representations of the Purchaser contained in Section 4.1 shall in no way modify, effect or diminish the rights of the Purchaser to pursue any potential claim against the Company under the Purchase Agreement and (ii) no breach or alleged breach of any representation or warranty contained in Section 4.1 shall effect the rights and obligations of the parties under this Agreement.

ARTICLE 5
MISCELLANEOUS

5.1           Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

5.2           No Inconsistent Agreements.  The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to a Purchaser in this Agreement.  The parties acknowledge and agree that the Company may grant registration rights hereafter, which shall be pari passu with the registration rights of a Purchaser, and shall not be deemed to conflict with this covenant.

5.3           Amendments and Waivers.  The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities then in existence.

5.4           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.5           Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Broadwind Energy, Inc.

47 East Chicago Avenue, Suite 332

Naperville, IL 60540

Attention: Chief Executive Officer

Facsimile No.: (630) 637-8472

With copy to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Daniel A. Yarano

Facsimile No.: (612) 492-7077

If to Purchaser:

Mr. Charles H. Beynon

5151 San Felipe, Suite 425

Houston, Texas 77056

Facsimile No.:  (713) 868-4660

Each party shall provide notice to the other party of any change in address.

5.7           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the conflicts of laws rules or provisions.

5.8           Forum; Service of Process.  Any legal suit, action or proceeding brought by the Company, Purchaser, any other Holders, any Person entitled to indemnification or contribution hereunder, or any of their respective Affiliates arising out of or based upon this Agreement shall be instituted exclusively in any federal or state court in the State of Wisconsin, and each such Person irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

5.9           Captions.  The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

5.10         No Prejudice.  The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

5.11         Words in Singular and Plural Form.  Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

5.12         Remedy for Breach.  The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Holders would have no adequate remedy at law and could suffer substantial and irreparable damage.  Accordingly, the Company hereby agrees that, in such event, the Holders shall be entitled, and notwithstanding any election by any Holder to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Holders may have at law or in equity.

5.13         Successors and Assigns, Third Party Beneficiaries.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Holders pursuant to Article 3 and their respective successors and assigns and executors, administrators and heirs.  Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders.

5.14         Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.15         Attorneys’ Fees.  In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses of such action or suit from the other party in addition to any other relief ordered by any court.

5.16         Termination of Rights.  All rights under this Agreement will terminate as to a Holder when that Holders no longer holds any Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

COMPANY:

BROADWIND ENERGY, INC.

By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll, Chief Executive Officer

PURCHASER:

/s/ Charles H. Beynon
Charles H. Beynon

Signature Page to Registration Rights Agreement